EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Spartan Stores, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated May 23, 2013, appearing in the Annual Report on Form 10-K of the Company for the year ended March 30, 2013.

/s/ Deloitte & Touche LLP

Grand Rapids, Michigan

December 6, 2013